Exhibit 2.2

UNSECURED NOTE CONVERSION AGREEMENT

This UNSECURED NOTE CONVERSION AGREEMENT (this "Agreement") is made as of September 18, 2009 (the "Effective Date") by and between International Isotopes Inc., a Texas corporation (the "Company") and William Nicholson, an individual residing at 121 N. Post Oak Lane, Ste 2105, Houston 77024 ("Payee").

WHEREAS, the Company and Payee are parties to that Unsecured Note dated April 1, 2002 (the "Note") pursuant to which the Company owes Payee, as of the Effective Date, an aggregate amount equal to $882,191.68 of principal and accrued interest (the "Current Balance") pursuant to the terms of the Note; and

WHEREAS, in conjunction with the transactions contemplated by this Agreement, the Company is issuing, pursuant to a Stock Purchase Agreement dated as of September 18, 2009 by and among the Company and certain purchasers identified therein, 3,133,333 units ("Units") consisting of one share of common stock of the Company, par value $0.01 per share ("Common Stock") and one Class G warrant to purchase an underlying share of Common Stock ("Class G Warrant") for purchase price equal to $0.30 per Unit (the "Per Unit Purchase Price").

WHEREAS, the parties to convert a portion of the Current Balance into Units based on the Per Unit Purchase Price.

NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

1.

Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

"SEC Reports" means all reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material).

“Underlying Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

2.

Conversion.  As of the Effective Date, (i) a portion of the Current Balance of the Note equal to $382,191.68 (the "Conversion Amount") shall be converted into 1,273,972 Units and the outstanding balance of the Note shall be reduced by the Conversion Amount, and (ii) the Company shall deliver a stock certificate, free and clear of all restrictive and other legends (except as expressly provided in Section 5 hereof), evidencing 1,273,972 shares of Common Stock (the "Shares"), registered in the name of Payee and a Class G Warrant, registered in the name of Payee, pursuant to which Payee shall have the right to acquire 1,273,972 shares of Common Stock, on the terms set forth therein (the "Warrant", and together with the Shares, the "Securities").

3.

Representations and Warranties of the Company.  The Company hereby represents and warrants to Payee as follows:

(a)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Class G Warrant and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the Warrant by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Agreement and the Warrant has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)

Issuance of the Securities.  The Securities (including the Underlying Shares) are duly authorized and, when issued and paid for in accordance with this Agreement or the Warrant, as the case may be, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, claims, security interests, encumbrances, rights of first refusal or other restrictions and shall not be subject to preemptive rights or similar rights of stockholders.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Class G Warrants as of the date of this Agreement.

4.

Representations and Warranties of Payee.  Payee hereby represents and warrants to the Company as follows:

(a)

Investment Intent.  Payee understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Payee’s right to sell the Securities in compliance with applicable federal and state securities laws, and not in any way a representation or warranty by Payee to hold Securities for any period of time) in violation of the Securities Act or any applicable state securities law.

(b)

Payee Status.  At the time Payee was offered the Shares and the Warrants, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(c)

Experience of such Payee.  Payee, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Payee is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)

Reliance on Exemptions.  Payee understands that the Securities are being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Payee’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Payee set forth herein in order to determine the availability of such exemptions and the eligibility of Payee to acquire the Securities.

(e)

Information.  Payee acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment, including, without limitation, the Company’s SEC Reports, and such Purchaser has had the opportunity to review the SEC Reports, including the “Risk Factors” included in the SEC Reports; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)

Acknowledgement of Risk.

(i)

Payee acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (1) the Company has a history of operating loses and significant liquidity constraints and requires substantial funds in addition to the proceeds from the sale of the Securities; (2) an investment in the Company is speculative, and only Persons who can afford the loss of their entire investment should consider investing in the Company and the Securities; (3) the market for the Company’s securities is limited and Payee may not be able to liquidate its investment; (4) transferability of the Securities is limited; (5) in the event of a disposition of the Securities, Payee could sustain the loss of its entire investment; (6) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future; or (7) there can be no guarantee that Payee will receive as a return on the investment in the Securities the Conversion Amount.  Such risks are more fully set forth in the SEC Reports; and

(ii)

Payee has, in connection with Payee’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the SEC Reports, and Payee has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Payee’s own counsel and has not relied upon or consulted counsel to the Company.

(g)

Governmental Review.  Payee understands that no United States federal or state or foreign agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

(h)

Residency.  Payee is a resident of the jurisdiction set forth in the introduction to this Agreement.

(i)

General Solicitation.  Payee is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.

Transfer Restrictions.

(a)

Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of Payee, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b)

Payee agrees to the imprinting, so long as is required by this Section 5(b), of the following legend on any certificate evidencing Securities:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) following any sale of such Securities pursuant to Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act ("Rule 144"), or (ii) if such Securities are eligible for sale under Rule 144 without restriction, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

6.

Miscellaneous.

(a)

Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

(b)

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Payee, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(c)

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(d)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(e)

Governing Law.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IDAHO.

(f)

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Effective Date and the delivery and/or exercise of the Securities, as applicable.

(g)

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(h)

Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

(i)

Effectiveness of Note.  The conversion of the Conversion Amount pursuant to the terms of this Agreement shall be deemed a partial prepayment of principal and accrued interest under the Note.  Each of the Company and Payee hereby ratify the Note and acknowledge that the Note is in full force and effect and constitutes a legal, valid and binding obligation of the Company in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Unsecured Note Conversion Agreement as of the date first set forth above.

INTERNATIONAL ISOTOPES INC.

By:  /s/ Laurie McKenzie-Carter

Name:  Laurie McKenzie-Carter

Title:    Chief Financial Officer

PAYEE

/s/ William Nicholson

William Nicholson